Filed Pursuant to Rule 424(b)(3)
Registration No. 333-37102
5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED AUGUST 2, 2001
TO PROSPECTUS DATED JUNE 16, 2000

      The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

	Convertible Notes		Common Stock

	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
Name of Selling Security Holder	Notes Owned	Notes Offered	Owned	Offered

Credit Suisse First Boston Corporation	35,000	35,000	-0-	-0-

Goldman Sachs and Company (1)	190,000	190,000	-0-	-0-

Lullin Nathalie	40,000	40,000	-0-	-0-

(1) This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.